UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On February 17, 2017, First United Corporation (the “Company”) mailed notice to the holders of its 20,000 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) that the Company has called 10,000 of such shares (the “Redeemed Shares”) for redemption, with a redemption date of March 21, 2017 and a redemption price of $1,009.00 per Redeemed Share, for an aggregate redemption price of $10.09 million, inclusive of accrued dividends. Pursuant to the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, the Redeemed Shares to be redeemed from each holder thereof will be selected on a pro rata basis. The notice sent to holders contains instructions with respect to the surrender of certificates evidencing the Redeemed Shares and the receipt of the aggregate redemption price, and holders of the Series A Preferred Stock should not take any action with respect to their Redeemed Shares other than as provided in such instructions.

On February 22, 2017, the property trustee of First United Statutory Trust III (the “Trust”) mailed notice to the holders of the Trust’s outstanding securities (the “Trust Securities”) that the Trust has called all Trust Securities for redemption, with a redemption date of March 24, 2017 and a redemption price of $1,002.47 per Trust Security, for or an aggregate redemption price of $10.828 million, inclusive of accrued dividends. The redemption is being effected in connection with the Company’s repayment of $10.8 million aggregate principal amount of its 9.875% Junior Subordinated Debentures that were sold to the Trust in December 2009 and January 2010. The notice sent to holders contains instructions with respect to the surrender of certificates evidencing the Trust Securities and the receipt of the aggregate redemption price, and holders of the Trust Securities should not take any action with respect to their Trust Securities other than as provided in such instructions.

The foregoing redemptions are subject to the Corporation’s successful completion of its pending rights offering and related transactions. Because of the risks attendant to the offering, the Company cannot assure holders that it will satisfy this condition.

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations, estimates and projections, are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the Offering Condition. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the filing of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: February 23, 2017	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President &
Chief Financial Officer